Exhibit 99.1

Raven Industries Reports Third Quarter Fiscal 2020 Results
Sioux Falls, S.D. - November 26, 2019 - Raven Industries, Inc. (the Company; (NASDAQ:RAVN) today reported financial results for the third quarter that ended October 31, 2019.

Noteworthy Items Occurring During the Third Quarter:
•The Company unveiled Raven Autonomy™ and Raven Composites™ as strategic growth platforms to drive a step change in long-term earnings growth;
•Aerostar was awarded two aerostat contracts totaling $10.4 million, which are expected to be delivered within the next 12 months;
•Applied Technology began shipments of VSN™, the Company’s best-in-class visual guidance technology;
•The Company repurchased 169 thousand shares during the third quarter at an average price of $29.50 per share for a total of $5.0 million.

Noteworthy Items Occurring Subsequent to the End of the Third Quarter:
•Aerostar had a successful go-live on the Company's new enterprise resource planning (ERP) platform, joining Engineered Films on the same operating system, with Applied Technology to follow in fiscal 2022;
•The Company acquired Smart Ag, Inc. (Smart Ag®), a leading technology company that develops autonomous farming solutions for agriculture;
•The Company acquired controlling ownership interest of Dot Technology Corp. (DOT®), the designer and manufacturer of a unique U-shaped autonomous agriculture platform.

Third Quarter Results:
Net sales for the third quarter of fiscal 2020 were $100.5 million, down 4.1 percent versus the third quarter of fiscal 2019. Each division experienced a modest year-over-year decline in net sales. Applied Technology was unfavorably impacted by the continued challenges in the North American ag market, while the decline in Engineered Films' net sales was primarily driven by lower sales into the Industrial market. Aerostar achieved growth in its radar platform, but prior year net sales of approximately $2 million in aerostats, along with unfavorable timing of stratospheric balloon contracts resulted in a year-over-year decrease in net sales.

Operating income for the third quarter of fiscal 2020 was $11.3 million versus operating income of $13.6 million in the third quarter of fiscal 2019, decreasing 16.7 percent year-over-year. The year-over-year decline was primarily driven by increased investments in research and development and selling activities and negative operating leverage as a result of lower sales volume. Operating income included a pre-tax gain of $1.9 million on the sale of Applied Technology's facility in Austin, Texas. During the third quarter, the Company also recognized $0.4 million of transaction expenses related to the acquisition of Smart Ag® and controlling ownership in DOT®.

Net income for the third quarter of fiscal 2020 was $9.9 million, or $0.28 per diluted share, versus net income of $13.0 million, or $0.36 per diluted share, in last year's third quarter. The Company's effective tax rate for the third quarter of fiscal 2020 was 13.0 percent, increasing 4.4 percentage points year-over-year. The year-over-year volatility in the effective tax rate was primarily due to timing of discrete tax items related to the settlement and
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Raven Industries Third Quarter 2020 Results
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vesting of equity compensation awards. The Company's effective tax rate, excluding discrete items, was 15.3 percent, and 3.4 percentage points lower than the third quarter of last year.

Strategic Platforms for Growth:
The Company recently announced details of its five-year strategic plan, which includes significant investments in two targeted areas in order to drive a step change in long-term earnings growth. These two strategic growth platforms, Raven Autonomy™ and Raven Composites™, are directly aligned with the Company’s business model, which is to serve market segments with strong growth prospects in both the near and long term. Raven Autonomy™ is expected to enable Applied Technology to capitalize on the rapidly developing market for autonomous agriculture solutions, while Raven Composites™ is expected to position Engineered Films to execute on near-term opportunities in the ever-expanding composites market.

Raven Autonomy™ is expected to propel the Company's Applied Technology Division to become the industry leader in autonomous agricultural solutions. The Company recently announced two transactions — acquisition of Smart Ag® and investment in the controlling ownership interest of DOT® — as part of the execution of the Raven Autonomy™ strategy. These acquisitions will allow the division to build upon its existing machine control technology while innovating smart machine platforms and implements to achieve fully-autonomous solutions across the farming enterprise. Integration efforts are underway for both transactions.

The Company's Engineered Films Division is an industry leader in both high-performance plastic films and sheeting. Raven Composites™ will build on the division's core strengths and expand Engineered Films to become an industry leader in the adjacent reinforced composites market. By leveraging the division's reinforced materials expertise, Engineered Films will innovate solutions that deliver thinner, lighter and stronger composites within the transportation, construction, automotive and packaging markets.

Execution of the strategy will include increased investment in research and development, acquisitions, partnerships, capital expenditures and business development activities in order to execute the Company's specific initiatives and strategies for the advancement of Raven Autonomy™ and Raven Composites™. Given the significance of the planned investments, it is expected that operating income for the Company will be lower during the next two fiscal years (FY 2021 and FY 2022) while Raven Autonomy™ and Raven Composites™ become established and sales ramp. The investment in Raven Autonomy™, excluding acquisition-related expense, is expected to add $4 to $5 million in incremental expenses in the fourth quarter of fiscal 2020.

Balance Sheet and Cash Flow:
At the end of the third quarter of fiscal 2020, cash and cash equivalents totaled $77.1 million, increasing $8.0 million from the prior quarter. The sequential increase in cash was driven primarily by improved net working capital and facilities optimization.

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Raven Industries Third Quarter 2020 Results
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During the third quarter of fiscal 2020, the Company repurchased 169 thousand shares at an average price of $29.50 per share for a total of $5.0 million. Year-to-date, the Company has repurchased $10.8 million of shares. The Company's remaining repurchase authorization is approximately $17 million.

Applied Technology Division:
Net sales for Applied Technology in the third quarter of fiscal 2020 were $28.5 million, down 4.2 percent year-over-year. Unfavorable weather and poor yield conditions during this year's growing season in North America negatively impacted end market demand more than the Company had anticipated. This weakness in end market demand resulted in additional OEM plant shutdowns during the third quarter, which drove a 13.5 percent decrease in sales to the OEM channel. Despite these end market challenges, the Aftermarket channel showed signs of strength and grew 4.8 percent year-over-year aided by the first shipments of VSN™, the Company’s best-in-class visual guidance technology.

Division operating income in the third quarter of fiscal 2020 was $7.0 million, down $0.7 million or 9.1 percent versus the third quarter of fiscal 2019. The year-over-year decrease was driven by negative operating leverage as a result of lower sales volume, temporarily higher warranty expenses and increased investments in research and development to support the division's continued commitment to innovation. Operating income also included a pre-tax gain of $1.9 million from the sale of Applied Technology's facility in Austin, Texas.

Engineered Films Division:
Net sales for Engineered Films in the third quarter of fiscal 2020 were $56.4 million, down $1.8 million or 3.1 percent year-over-year. The division achieved impressive gains in the agriculture, construction and installation end markets; however, these gains were offset by lower sales into the industrial market and challenges in the geomembrane market (specifically in the energy sub-market).

Division operating income in the third quarter of fiscal 2020 was $8.5 million, down $0.8 million or 8.3 percent versus the third quarter of fiscal 2019. Negative operating leverage on lower sales volume reduced operating income compared to the prior year.

Aerostar Division:
Net sales for Aerostar in the third quarter of fiscal 2020 were $15.7 million, down $1.4 million or 8.0 percent versus the third quarter of fiscal 2019. The division achieved growth in its radar platform; however, the year-over-year decrease of approximately $2 million in aerostat sales and the unfavorable timing of stratospheric balloon contracts resulted in a year-over-year decrease in net sales. Aerostar's sales to government agencies often involve large contracts subject to frequent delays and protracted negotiation processes. The timing and size of aerostat contract wins can create volatility in Aerostar's results.

Division operating income in the third quarter of fiscal 2020 was $2.5 million, down $1.4 million versus the third quarter of fiscal 2019. Higher selling expenses and increased investment in research and development drove a reduction in operating income as the division continued its investment in advancing its radar and stratospheric
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Raven Industries Third Quarter 2020 Results
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balloon technologies. Additionally, operating income was unfavorably impacted by negative operating leverage on lower sales volume year-over-year.

Market Outlook:
The North American ag market continues to be negatively impacted by unfavorable weather and low commodity prices, while U.S.-China trade developments continue to drive uncertainty in the marketplace and negatively impact farmer sentiment. These factors have reduced farm income, and OEMs have responded with lower production of new machines. In the short term, the Company does not anticipate improvement in ag market conditions nor an increase in demand for precision agriculture equipment.

The energy market in the third quarter experienced slower demand compared to prior year's third quarter, as West Texas Intermediate (WTI) oil prices and Permian Basin rig counts were down 21 percent and 14 percent year-over-year, respectively. The Company expects energy market related demand for Engineered Films to follow Permian Basin rig count trends for the remainder of the year.

Fiscal 2020 Outlook:
"Applied Technology and Engineered Films performed well in the midst of lower demand, while Aerostar continues to win new contracts and position itself for strong growth," said Dan Rykhus, President and CEO. "Despite the short-term challenges we are experiencing this fiscal year, the fundamentals within each of our divisions remain very strong, and we are well positioned to leverage our market leading technology to capitalize on business development opportunities. Additionally, we recently announced two new strategic platforms for growth, Raven Autonomy™ and Raven Composites™, which are logical extensions of our current technology portfolio and are expected to provide significant incremental growth over the long term.

"Applied Technology began executing on its strategic platform for growth, Raven Autonomy™, by acquiring Smart Ag® and a controlling ownership in DOT®. We are very excited about our unique position to execute and deliver value-added autonomous agriculture solutions to the marketplace, and we look forward to providing updates as we advance Raven Autonomy™. Additionally, the division's existing core business remains strong and is performing well considering the lower end market demand.

"Engineered Films achieved mixed results across its end markets but continues to position itself for significant growth opportunities within its existing markets. Raven Composites™ will be incremental to that growth, and there are near-term opportunities to execute on for Raven Composites™. The division is aggressively pursuing strategic acquisitions and expansions in both equipment and facilities, and we will provide details as these investments are completed in the near-term.

"Aerostar has been executing on its strategic plan for growth and is delivering expected results. The two newly-awarded aerostat contracts provide further evidence of the momentum and strength of Aerostar's contract pipeline, and the division continues to position itself for significant success in the aerospace and defense market in the near future.

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"Raven's business model has remained consistent over time; however, we have made strategic pivots in the Company's history that have proven to be very beneficial. Raven Autonomy™ and Raven Composites™ are our next strategic pivot, and I can tell you that through my 29 years of experience with Raven, I've never seen an opportunity like this for Raven," concluded Rykhus.

Regulation G:
The information presented in this earnings release regarding consolidated sales, Engineered Films' net sales excluding the impact of hurricane recovery film sales, and consolidated and segment earnings before interest, taxes, depreciation, and amortization (EBITDA), do not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Additionally, management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About Raven Industries, Inc.:
Raven Industries (NASDAQ: RAVN) is dedicated to providing innovative, high-value products and solutions that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and lighter-than-air technologies. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, high performance, and unmatched service. For more information, visit http://ravenind.com.

Forward-Looking Statements:
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act.

Generally, forward-looking statements can be identified by words such as "may," "will," "plan," "believe," "expect," "intend," "anticipate," "potential," "should," "estimate," "predict," "project," "would," and similar expressions, which are generally not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future - including statements relating to our future operating or financial performance or events, our strategy, goals, plans and projections regarding our financial position, our liquidity and capital resources, and our product development - are forward-looking statements.

Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements, because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any
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forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain known risks, as described in the Company’s 10K under Item 1A, and unknown risks and uncertainties that may cause actual results to differ materially from our Company’s historical experience and our present expectations or projections.

Contact Information:
Bo Larsen
Investor Relations Director
Raven Industries, Inc.
+1(605)-336-2750
Source: Raven Industries, Inc.

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Raven Industries Third Quarter 2020 Results
November 26 , 2019

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2019	2018	Fav (Un) Change	2019	2018	Fav (Un) Change
Net sales	$100,533	$104,833	(4.1)%	$296,769	$318,646	(6.9)%
Cost of sales	70,229	72,180		200,061	211,387
Gross profit	30,304	32,653	(7.2)%	96,708	107,259	(9.8)%
Gross profit percentage	30.1%	31.1%		32.6%	33.7%

Research and development expenses	7,662	6,478		22,000	17,914
Selling, general, and administrative expenses	11,310	12,563		37,685	37,573
Operating income	11,332	13,612	(16.7)%	37,023	51,772	(28.5)%
Operating income percentage	11.3%	13.0%		12.5%	16.2%

Other income (expense), net	84	674		398	6,214
Income before income taxes	11,416	14,286	(20.1)%	37,421	57,986	(35.5)%

Income tax expense	1,483	1,230		5,512	9,062
Net income	9,933	13,056	(23.9)%	31,909	48,924	(34.8)%

Net income (loss) attributable to noncontrolling interest	(1)	24		(1)	80

Net income attributable to Raven Industries, Inc.	$9,934	$13,032	(23.8)%	$31,910	$48,844	(34.7)%

Net income per common share:
- Basic	$0.28	$0.36	(22.2)%	$0.89	$1.36	(34.6)%
- Diluted	$0.28	$0.36	(22.2)%	$0.88	$1.34	(34.3)%

Weighted average common shares:
- Basic	35,914	36,057		36,014	35,989
- Diluted	36,091	36,472		36,251	36,439

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Raven Industries Third Quarter 2020 Results
November 26 , 2019

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	October 31	January 31	October 31
	2019	2019	2018
ASSETS
Cash and cash equivalents	$77,094	$65,787	$68,693
Accounts receivable, net	62,057	54,472	66,166
Inventories	51,981	54,076	53,229
Other current assets	5,095	8,736	6,474
Total current assets	196,227	183,071	194,562

Property, plant and equipment, net	101,487	106,615	106,499
Goodwill and amortizable intangibles, net	65,767	67,235	57,756
Other assets	8,795	3,324	2,909
TOTAL ASSETS	$372,276	$360,245	$361,726

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$11,045	$8,272	$12,149
Accrued and other liabilities	23,083	24,781	22,977
Total current liabilities	34,128	33,053	35,126

Other liabilities	21,969	18,235	17,091
Shareholders' equity	316,179	308,957	309,509
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$372,276	$360,245	$361,726

Net Working Capital and Net Working Capital Percentage[3]
Accounts receivable, net	$62,057	$54,472	$66,166
Plus: Inventories	51,981	54,076	53,229
Less: Accounts payable	11,045	8,272	12,149
Net working capital[3]	$102,993	$100,276	$107,246

Annualized net sales	$402,132	$352,088	$419,332
Net working capital percentage[3]	25.6%	28.5%	25.6%

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Raven Industries Third Quarter 2020 Results
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RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands) (Unaudited)

	Nine Months Ended October 31,
	2019	2018
Cash flows from operating activities:
Net income	$31,909	$48,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,124	11,273
Other operating activities, net	3,045	(7,889)
Net cash provided by operating activities	47,078	52,308

Cash flows from investing activities:
Capital expenditures	(6,143)	(10,421)
Proceeds from sale or maturity of investments	993	7,334
Purchases of investments	(934)	(502)
Proceeds (disbursements) from sale of assets, settlement of liabilities	3,459	832
Other investing activities, net	(3,208)	(2,042)
Net cash used in investing activities	(5,833)	(4,799)

Cash flows from financing activities:
Dividends paid	(14,001)	(14,000)
Payments for common shares repurchased	(10,781)	—
Payment of acquisition-related contingent liabilities	(1,308)	(1,220)
Other financing activities, net	(3,780)	(3,560)
Net cash used in financing activities	(29,870)	(18,780)

Effect of exchange rate changes on cash	(68)	(571)

Net increase in cash and cash equivalents	11,307	28,158
Cash and cash equivalents at beginning of period	65,787	40,535
Cash and cash equivalents at end of period	$77,094	$68,693

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Raven Industries Third Quarter 2020 Results
November 26 , 2019

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2019	2018	Fav (Un) Change	2019	2018	Fav (Un) Change
Net sales
Applied Technology	$28,500	$29,740	(4.2)%	$97,596	$100,532	(2.9)%
Engineered Films	56,406	58,239	(3.1)%	158,214	177,106	(10.7)%
Aerostar	15,661	17,031	(8.0)%	41,040	41,449	(1.0)%
Intersegment eliminations	(34)	(177)		(81)	(441)
Consolidated net sales	$100,533	$104,833	(4.1)%	$296,769	$318,646	(6.9)%

Operating income
Applied Technology	$7,035	$7,737	(9.1)%	$25,120	$32,473	(22.6)%
Engineered Films	8,474	9,239	(8.3)%	24,987	33,241	(24.8)%
Aerostar	2,488	3,839	(35.2)%	7,427	10,479	(29.1)%
Intersegment eliminations	(12)	(37)		(10)	(33)
Total segment income	$17,985	$20,778	(13.4)%	$57,524	$76,160	(24.5)%
Corporate expenses	(6,653)	(7,166)	7.2%	(20,501)	(24,388)	15.9%
Consolidated operating income	$11,332	$13,612	(16.7)%	$37,023	$51,772	(28.5)%

Operating income percentages
Applied Technology	24.7%	26.0%	(130)bps	25.7%	32.3%	(660)bps
Engineered Films	15.0%	15.9%	(90)bps	15.8%	18.8%	(300)bps
Aerostar	15.9%	22.5%	(660)bps	18.1%	25.3%	(720)bps
Consolidated operating income	11.3%	13.0%	(170)bps	12.5%	16.2%	(370)bps

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Raven Industries Third Quarter 2020 Results
November 26 , 2019

RAVEN INDUSTRIES, INC.
EBITDA REGULATION G RECONCILIATION[4]
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
			Fav (Un)			Fav (Un)
Segments	2019	2018	Change	2019	2018	Change
Applied Technology
Reported operating income	$7,035	$7,737	(9.1)%	$25,120	$32,473	(22.6)%
Plus: Depreciation and amortization	957	918	4.2%	2,956	2,418	22.2%
ATD EBITDA	$7,992	$8,655	(7.7)%	$28,076	$34,891	(19.5)%
ATD EBITDA % of Net Sales	28.0%	29.1%		28.8%	34.7%

Engineered Films
Reported operating income	$8,474	$9,239	(8.3)%	$24,987	$33,241	(24.8)%
Plus: Depreciation and amortization	2,397	2,279	5.2%	7,121	6,927	2.8%
EFD EBITDA	$10,871	$11,518	(5.6)%	$32,108	$40,168	(20.1)%
EFD EBITDA % of Net Sales	19.3%	19.8%		20.3%	22.7%

Aerostar
Reported operating income	$2,488	$3,839	(35.2)%	$7,427	$10,479	(29.1)%
Plus: Depreciation and amortization	240	225	6.7%	680	662	2.7%
Aerostar EBITDA	$2,728	$4,064	(32.9)%	$8,107	$11,141	(27.2)%
Aerostar EBITDA % of Net Sales	17.4%	23.9%		19.8%	26.9%

Consolidated
Net Income attributable to Raven Industries	$9,934	$13,032	(23.8)%	$31,910	$48,844	(34.7)%
Interest (income) expense, net	(210)	(131)		(644)	(190)
Income tax expense	1,483	1,230		5,512	9,062
Plus: Depreciation and amortization	4,002	3,872		12,124	11,273
Consolidated EBITDA	$15,209	$18,003	(15.5)%	$48,902	$68,989	(29.1)%
Consolidated EBITDA % of Net Sales	15.1%	17.2%		16.5%	21.7%

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Raven Industries Third Quarter 2020 Results
November 26 , 2019

RAVEN INDUSTRIES, INC.
NET SALES EXCLUDING HURRICANE RECOVERY FILM SALES REGULATION G RECONCILIATION1 & 2
(Dollars in thousands) (Unaudited)

	Three Months Ended October 31,			Nine Months Ended October 31,
	2019	2018	Fav (Un) Change	2019	2018	Fav (Un) Change
Engineered Films
Reported Net Sales	$56,406	$58,239	(3.1)%	$158,214	$177,106	(10.7)%
Less: Hurricane Recovery Film Sales	1,010	1,510		1,833	10,429	(82.4)%
Net Sales, Excluding Hurricane Recovery Film Sales[2]	$55,396	$56,729	(2.3)%	$156,381	$166,677	(6.2)%

Consolidated Raven
Reported Net Sales	$100,533	$104,833	(4.1)%	$296,769	$318,646	(6.9)%
Less: Hurricane Recovery Film Sales	1,010	1,510		1,833	10,429	(82.4)%
Net Sales, Excluding Hurricane Recovery Film Sales[1]	$99,523	$103,323	(3.7)%	$294,936	$308,217	(4.3)%

____________________________
1 Consolidated net sales excluding the impact of hurricane recovery film sales is a non-GAAP financial measure defined as consolidated net sales less hurricane recovery film sales.
2 Engineered Films' net sales excluding the impact of hurricane recovery film sales is a non-GAAP financial measure defined as Engineered Films' net sales less hurricane recovery film sales.
3 Net working capital is defined as accounts receivable, (net) plus inventories less accounts payable. Net working capital percentage is defined as net working capital divided by four times quarterly sales for each respective period.
4 EBITDA is a non-GAAP financial measure defined on a consolidated basis as net income attributable to Raven Industries, Inc., plus income taxes, plus depreciation and amortization expense, plus interest (income) expense, (net). On a segment basis, it is defined as operating income plus depreciation expense and amortization expense. EBITDA margin is defined as EBITDA divided by net sales.
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